EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on 333-105058, on Form S-8, of our report dated March 18, 2009, relating to the consolidated financial statements of FiberNet Telecom Group, Inc. (the “Company”) for the years ended December 31, 2008, and December 31, 2007, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/s/ FRIEDMAN LLP
East Hanover, New Jersey March 18, 2009